                                                                       Exhibit 2



            FIRST AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT

        THIS FIRST AMENDMENT, dated as of April 9, 2002 (this "Amendment"), to Amended and Restated Rights Agreement, dated as of August 22, 2001 (as amended herein and as may be further amended, restated, supplemented or otherwise modified from time to time, the "Rights Agreement"), between THQ Inc., a Delaware corporation (the "Company"), and Computershare Investor Services, LLC a Delaware limited liability company (the "Rights Agent"). Capitalized terms used in this Amendment shall have the meanings ascribed to them in the Rights Agreement.

        WHEREAS, the Company and the Rights Agent entered into the Rights Agreement which, among other things, governs the terms and conditions under which Rights are exercisable by the holders of Common Stock;

        WHEREAS, the board of directors (the "Board") of the Company has declared that a 50% stock dividend on the issued shares of the Company's common stock, $.01 par value (the "Common Stock"), is to be distributed on, or as soon as practicable after, April 9, 2002 to stockholders of record as of the close of business on March 26, 2002, such stock dividend being declared for purposes of effecting a three-for-two split of the Common Stock without amendment to the Certificate of Incorporation of the Company and without effecting any change in the par value of the existing issued or outstanding shares of Common Stock; and

        WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof.

        NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

        1. Amendment of Section 7(b). Section 7(b) of the Rights Agreement is hereby amended and restated in its entirety as follows:

        "The Purchase Price for each one-one thousandth (1/1000) of a share of Preferred Stock purchasable upon the exercise of a Right shall be $100.00 as of April 9, 2002 (the "Purchase Price"), shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof, and shall be payable in accordance with paragraph (c) below."

        2. Amendment of the Rights Certificate. The Rights Certificate attached to the Rights Agreement as Exhibit B is hereby amended by deleting such exhibit in its entirety and inserting in lieu thereof Exhibit B attached hereto.

        3. Amendment of the Summary of Rights. The Summary of Rights to Purchase Preferred Stock attached to the Rights Agreement as Exhibit C is hereby amended by deleting such exhibit in its entirety and inserting in lieu thereof Exhibit C attached hereto.

        4. Effectiveness. This Amendment shall be deemed effective upon the execution hereof. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

        5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

        6. Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

                                  *   *   *   *

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Amended and Restated Rights Agreement to be duly executed, all as of the date and year first above written.

                                        THQ INC.



                                        By:   /s/ Brian Farrell
                                           -------------------------------------
                                            Brian Farrell
                                            Chairman of the Board, Chief
                                            Executive Officer and President


                                        COMPUTERSHARE INVESTOR SERVICES, LLC


                                        By:  /s/ Keith Bradley
                                           -------------------------------------
                                            Keith Bradley
                                            Manager - Client Services



                                 Signature Page

                                                                       EXHIBIT B


                               RIGHTS CERTIFICATE


                                                      FORM OF RIGHTS CERTIFICATE

Certificate No. R-                                             __________ Rights



NOT EXERCISABLE AFTER JUNE 21, 2010 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AMENDED AND RESTATED RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE AMENDED AND RESTATED RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE AMENDED AND RESTATED RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS EVIDENCED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*



--------

* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

                               RIGHTS CERTIFICATE

                                    THQ INC.

        This certifies that _______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of August 22, 2001 (as amended by the First Amendment to Amended and Restated Rights Agreement, dated as of April 9, 2002, and as may be further amended, restated, supplemented or otherwise modified from time to time, the "Amended and Restated Rights Agreement"), between the Company and the Rights Agent and its successors, to purchase from the Company at any time prior to 5:00 P.M. (Los Angeles time) on June 21, 2010 at the office(s) of the Rights Agent designated for such purpose, or its successors as Rights Agent, one-one thousandth (1/1000) of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company, at a purchase price of $100.00 per one-one thousandth (1/1000) of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of ______________, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Amended and Restated Rights Agreement) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

        Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Amended and Restated Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Amended and Restated Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Amended and Restated Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of such Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

        As provided in the Amended and Restated Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

        This Rights Certificate is subject to all of the terms, provisions and conditions of the Amended and Restated Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Amended and Restated Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Amended and Restated Rights Agreement. Copies of the Amended and Restated Rights Agreement are on file at the office of the Rights Agent and are also available upon written request to the Rights Agent.

        This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office(s) of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one-one thousandth (1/1000) of a share of Preferred Stock as the Rights evidenced by the Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

        Subject to the provisions of the Amended and Restated Rights Agreement, the Rights evidenced by this Certificate may, in each case at the option of the Company, be (i) redeemed by the Company at its option at a redemption price of $0.001 per Right or (ii) exchanged in whole or in part for shares of Common Stock or other securities of the Company. Immediately upon the action of the Board of Directors of the Company authorizing redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

        No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one-one thousandth (1/1000) of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Amended and Restated Rights Agreement.

        No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Amended and Restated Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Amended and Restated Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Amended and Restated Rights Agreement.

        This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned manually or by facsimile signature by the Rights Agent.

        WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of  _____ __, 20__


THQ Inc.                                     ATTEST:


By:                                          By:
   --------------------------------             --------------------------------
   Name:                                        Name:
   Title: Chief Executive Officer               Title: Senior Vice President--
          and President                                Finance & Administration,
                                                       Chief Financial Officer
                                                       and Secretary


Countersigned:

        [Rights Agent]


        By:
           -----------------------------
           Name:
           Title:

                   FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE
                               FORM OF ASSIGNMENT
                (To be executed by the registered holder if such
               HOLDER DESIRES TO TRANSFER THE RIGHTS CERTIFICATE.)

FOR VALUE RECEIVED _______________________________________ hereby sells, assigns and transfers unto _____________________________________________________________
                           (Please print name and address of transferee)


this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:                     , 20
      ---------------------    ----          -----------------------------------
                                                          Signature


Signature Guaranteed:

                                   Certificate


The undersigned hereby certifies by checking the appropriate boxes that:

        (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Amended and Restated Rights Agreement);

        (2) after due inquiry and to the best knowledge of the undersigned, it
[ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:                     , 20
      ---------------------    ----          -----------------------------------
                                                          Signature

Signature Guaranteed:


                                     NOTICE

        The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
         (To be executed if holder desires to exercise Rights evidenced by the Rights Certificate.)


TO:     THQ INC.

        The undersigned hereby irrevocably elects to exercise ______ Rights evidenced by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:


Please insert social security or other identifying number: ________________


(Please print name and address): __________________________________________

        If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


Please insert social security or other identifying number: ________________


(Please print name and address): __________________________________________

Dated:                     , 20
      ---------------------    ----          -----------------------------------
                                                          Signature

                                   CERTIFICATE

        The undersigned hereby certifies by checking the appropriate boxes that:

        (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Amended and Restated Rights Agreement);

        (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:                     , 20
      ---------------------    ----          -----------------------------------
                                                          Signature


Signature Guaranteed:



                                     NOTICE

        The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C


                  SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

        On June 21, 2000 the Board of Directors of THQ Inc. (the "Company") declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of the Company's common stock, par value $0.01 per share ("Common Stock"), to stockholders of record at the close of business on July 3, 2000. Each Right entitles the registered holder to purchase from the Company a unit consisting of one-one thousandth (1/1000) of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), at a Purchase Price of $100.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in the Amended and Restated Rights Agreement, dated as of August 22, 2001 between the Company and the Rights Agent and its successors (as amended by the First Amendment to Amended and Restated Rights Agreement, dated as of April 9, 2002 and as may be further amended, restated, supplemented or otherwise modified, the "Amended and Restated Rights Agreement").

        Initially, the Rights will be attached to all Common Stock certificates evidencing shares then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock and the Distribution Date will occur upon the earliest of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group becomes an Acquiring Person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group beneficially owning 15% or more of the outstanding shares of Common Stock.

        Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after July 3, 2000, will contain a notation incorporating the Amended and Restated Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock evidenced by such certificate.

        Pursuant to the Amended and Restated Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

        The Rights are not exercisable until the Distribution Date and will expire at the Close of Business on June 21, 2010, unless earlier redeemed by the Company as described below.

        As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will evidence the Rights. Except as otherwise provided in the Amended and Restated Rights Agreement, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

        In the event that, (i) at any time following the Distribution Date, a Stock Acquisition Date occurs, or (ii) a Distribution Date occurs following a Stock Acquisition Date (each such occurrence, an "Event"), the holder of each Right will thereafter have the right to receive, upon exercise, shares of Common Stock having a value equal to two times the exercise price of the Right. If the number of shares of Common Stock authorized for issuance is insufficient for this purpose, then the Board of Directors is required to substitute cash, property or other securities of the Company for the Common Stock. Notwithstanding the foregoing, following the occurrence of an Event, all Rights that are or (under certain circumstances specified in the Amended and Restated Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of an Event until such time as the Rights are no longer redeemable by the Company as set forth below.

        For example, at an exercise price of $100.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an Event would entitle its holder to purchase $200.00 worth of Common Stock (or other consideration, as noted above) for $100.00. Assuming that the Common Stock had a per share value of $50.00 at such time, the holder of each valid Right would be entitled to purchase four (4) shares of Common Stock for $100.00.

        In the event that, at any time following the Stock Acquisition Date and the Distribution Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation,
(ii) the Company is acquired in a merger or other business combination transaction in which the Company is the surviving corporation and all or part of the Common Stock is converted into securities of another entity, cash or other property, or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

        The purchase price payable, and the number of Units of Preferred Stock or amount of other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or
(iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of shares of the Preferred Stock on the last trading day prior to the date of exercise.

        At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group that will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one-one thousandth (1/1000) of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) per Right (subject to adjustment).

        In general, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment and payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) at any time until ten days following the Stock Acquisition Date.

Immediately upon the action of the Board of Directors authorizing any redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not result in the recognition of taxable income by stockholders or the Company, stockholders may, depending upon the circumstances, recognize taxable income after a Triggering Event.

        The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

        A copy of the Amended and Restated Rights Agreement is available free of charge from the Rights Agent. This description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Rights Agreement, which is incorporated herein by reference.

        Please note that on March 8, 2002, the Board of Directors of the Company declared a 50% stock dividend on the issued shares of Common Stock which was distributed on, or about, April 9, 2002, to holders of record as of the close of business on March 26, 2002, for the purposes of effecting a three-for-two stock split of the Common Stock.

        In accordance with the Amended and Restated Rights Agreement, to reflect the stock split, each share of Common Stock shall, after April 9, 2002, be accompanied by two-thirds of a Right, unless and until further adjustments are necessary in accordance with the Amended and Restated Rights Agreement, but the exercise price of one full Right will remain unchanged.